UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2008

American Claims Evaluation, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

0-14807 (Commission File Number)	11-2601199 (IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York (Address of principal executive offices)	11753 (Zip Code)

Registrant’s telephone number, including area code (516) 938-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 19, 2008, American Claims Evaluation, Inc. (the “Company”) announced that its Board of Directors has authorized the repurchase of up to 500,000 shares of its common stock, par value $.01 per share (“Common Stock”), trading on The NASDAQ Capital Market under the symbol “AMCE”, at a purchase price per share below the Common Stock’s net asset value as reported in its then most recently publicly-reported financial statements. The Company intends to appoint a brokerage firm as its agent in executing such transactions.

Item 9.01	Financial Statements and Exhibits
Exhibit No.	Description
Exhibit 99.1	Press Release of American Claims Evaluation, Inc., dated March 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2008	AMERICAN CLAIMS EVALUATION, INC.
	By:	/s/ Gary Gelman
Gary Gelman President and Chief Executive Officer